Exhibit 4.2
laaai&gftw SEE REVERSE FOR CERTAIN DEFINITIONS THIS CERTIFIES THAT is the record holder of WITNESS the facsimile signatures of its duly authorized officers. SIGNATURE TO APPEAR HERE SECRETARY TITLE TO APPEAR HERE
NETWORKS INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, $0.001 PAR VALUE PER SHARE, OF VERAZ NETWORKS, INC. 1^^^^^^^^^^^^^ (hereinafter, the “Corporation”) transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed or assigned. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Corporation’s Certificate of Incorporation, as amended, and Bylaws, as amended. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar...tinm,, :£•’ DELAWARE \- s lull 2001 :?| i^\/• *SIGNATURE TO APPEAR HERE vraz ‘“I,t^”

VERAZ NETWORKS, INC.
     A statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights as established, from time to time, by the Certificate of Incorporation of the Corporation and by any certificate of determination, the number of shares constituting each class and series, and the designations thereof, may be obtained by the holder hereof upon request an without charge from the Secretary of the Corporation at the principal office of the Corporation.
     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common	UNIF GIFT MIN ACT–	Custodian
TEN ENT	–	as tenants by the entireties		(Cust) (Minor)
JT TEN	–	as joint tenants with right		under Uniform Gifts to Minors
		of survivorship and not as		Act
		tenants in common		(State)
			UNIF TRF MIN ACT–	Custodian (until age )
(Cust)
under Uniform Transfers
(Minor)
to Minors Act
(State)
Additional abbreviations may also be used though not in the above list.
For Value received,                                                                                                                                                                  hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
          IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

______________________________________________________________________________________________ Shares of the Common Stock represented by the within Certificate, and do(es) hereby irrevocably constitute and appoint
__________________________________________________________________________________________ Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated	X

X

NOTICE:	THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.
     SIGNATURES GUARANTEED:

By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.